Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of MagnaChip Semiconductor Corporation of our report dated February 21, 2017 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in MagnaChip Semiconductor Corporation’s Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ Samil PricewaterhouseCoopers

Seoul, Korea

February 21, 2017